                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of The Charles Schwab Corporation of our reports dated February 23, 1998 appearing in and incorporated by reference in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1997.


Filed on Form S-8:

     Registration Statement No. 33-30260     (1987 Stock Option Plan)

     Registration Statement No. 33-37485     (Charles Schwab Profit Sharing and
                                             Employee Stock Ownership Plan)

     Registration Statement No. 33-45356     (Executive Officer Stock Option
                                             Plan (1987))

     Registration Statement No. 33-54701     (1992 Stock Incentive Plan)

     Registration Statement No. 333-44793    (Charles Schwab Profit Sharing and
                                             Employee Stock Ownership Plan)

     Registration Statement No. 333-48335    (The Charles Schwab Corporation
                                             Employee Stock Incentive Plan)

Filed on Form S-3:

     Registration Statement No. 333-12727    (Debt Securities)



DELOITTE & TOUCHE LLP
San Francisco, California
March 27, 1998